UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                  March 5, 2008
                 (Date of Report, date of earliest event reported)

                           OBN HOLDINGS, INCORPORATED
               (Exact name of registrant as specified in its charter)


          NEVADA                   333-108300                  81-0592921
(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)             File Number)            Identification No.)


            8275 South Eastern Ave., Suite 200; Las Vegas, Nevada 89123
                    (Address of principal executive offices)

                                 (702) 938-0467
                           (Issuer's telephone number)


             (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-12 under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 Completion of Acquisition or Disposition of Assets.


On March 5, 2008, OBN Hokdings reported that it had consummated a licensing agreement with Foshan City Nan Hai Luo Village Lian Sing Jui Da Plastic Powder Factory ("Plastics Factory"), which is located in the Peoples Republic of China, for the exclusive rights in North America to use and market the Plastics Factory's proprietary technology that is capable of processing "non-recyclable" plastics into plastic that can be used in a variety of processes.

At the time of the filing of the 8-K, it was reported that the term of the license was for a period of five (5) years. In consideration for granting the rights, Plastics Factory received two million (2,000,000) shares of OBN Holdings restricted common stock plus five percent (5%) of the net profits on unit sales.

The Company is amending the 8-K notification of the acquisition of the asset to reflect that the agreement was modified whereby, in consideration for an additional two hundred fifty thousand (250,000) shares of OBN Holdings restricted common stock, the length of the licensing agreement was extended to a total period of seventy (70) years.


                                 SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OBN HOLDINGS, INCORPORATED
                                                   (Registrant)

Date: August 8, 2008                         /s/ Roger Neal Smith
                                        By:  Roger Neal Smith
                                             President and CEO